UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2008

NITROMED, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50439	22-3159793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hayden Avenue Suite 3000 Lexington, Massachusetts	02421 (Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (781) 266-4000

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                     Costs Associated with Exit or Disposal Activities.

On January 15, 2008, NitroMed, Inc. (“NitroMed”), acting pursuant to resolutions adopted by a special committee of NitroMed’s Board of Directors on January 14, 2008, implemented a restructuring plan that will eliminate approximately seventy positions within a month, reducing headcount from approximately ninety to twenty, with additional reductions in headcount anticipated over the next several months (the “Restructuring Plan”).  NitroMed anticipates that the Restructuring Plan will be completed, including all headcount reductions, by the end of April 2008.

As part of the Restructuring Plan, NitroMed is discontinuing active promotional activities for its product, BiDil® (isosorbide dinitrate/hydralazine hydrochloride), although NitroMed intends to keep BiDil available and on the market for patients.  NitroMed is implementing the Restructuring Plan in order to conserve cash in response to operational considerations with respect to both BiDil and NitroMed’s development program for an extended release formulation of BiDil, known as BiDil XR™.

NitroMed estimates that it will record charges related to the Restructuring Plan in a range of approximately $2.5 million to $3.0 million in the first quarter of 2008, which reflect costs associated with one-time termination benefits.  The majority of these costs will be paid out in the first quarter of 2008, and NitroMed anticipates that all costs will be paid out over approximately the next fifteen months.

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Agreements

On January 15, 2008, NitroMed entered into (a) a retention agreement with Kenneth M. Bate, NitroMed’s President and Chief Executive Officer (the “Bate Agreement”) and (b) a retention agreement James G. Ham, III, NitroMed’s Vice President, Chief Financial Officer, Treasurer and Secretary (the “Ham Agreement” and, together with the Bate Agreement, the “Retention Agreements”).  The terms of the Retention Agreements provide that the executive will receive, as incentive to remain employed by NitroMed until the earlier of (i) July 15, 2008, (ii) termination of the executive’s employment in the sole discretion of NitroMed (the actual date of separation being deemed the “Separation Date”) or (iii) termination under the terms of the executive’s change in control agreement previously executed with NitroMed, a payment equal to 50% of the executive’s annualized base salary for a six month period.  In addition, the terms of the Retention Agreements provide that the executive is eligible to receive 100% of his target 2008 bonus, pro-rated for six months, which may be paid to the executive solely at the discretion of NitroMed’s Board of Directors.  The terms of the Retention Agreements provide that these amounts will be paid in a lump sum, less applicable state and federal taxes, within ten days of the earlier of July 15, 2008 or the Separation Date.  The Retention Agreements further provide that in order to receive the retention benefits set forth above, the executive must remain employed by NitroMed until the earlier of July 15, 2008 or the Separation Date, and upon separation of his employment the executive must execute a complete release of all claims against NitroMed.  Pursuant to the terms of the Retention Agreements, the executive also agrees to cooperate with NitroMed following any Separation Date in order to assist NitroMed in any matter relating to the executive’s services to the company or in the defense or prosecution of any claims or actions.

The form of change in control agreement referenced above for Mr. Ham was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and is incorporated by this reference.  A form of an amendment to the form of change in control agreement for Mr. Ham was filed as an exhibit to NitroMed’s Current Report on Form 8-K on August 22, 2006 and is incorporated by this reference.  The change in control agreement referenced above for Mr. Bate was filed as an exhibit to NitroMed’s Current Report on Form 8-K on January 25, 2007 and is incorporated by this reference.

Copies of the Bate Agreement and the Ham Agreement are attached as Exhibit 10.1 and Exhibit 10.2,  respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing description of the Bate Agreement and the Ham Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Jane A. Kramer

On January 17, 2008, NitroMed entered into a retention and separation agreement with Jane A. Kramer, NitroMed’s Vice President of Corporate Affairs (the “Kramer Agreement”), pursuant to which Ms. Kramer will relinquish her responsibilities on April 15, 2008.

The terms of the Kramer Agreement also provide that Ms. Kramer will receive, as incentive to remain employed by NitroMed until the earlier of (i) April 15, 2008 or (ii) termination under the terms of Ms. Kramer’s change in control agreement previously executed with NitroMed, a payment equal to the sum of (a) 50% of her annualized base salary for a three month period plus (b) 100% of her target 2008 bonus, pro-rated for three months.  The terms of the Kramer Agreement provide that these sums will be paid in a lump sum, less applicable state and federal taxes, within ten days of April 15, 2008.  The Kramer Agreement further provides that in order to receive the retention benefits set forth above, Ms. Kramer must remain employed by NitroMed until April 15, 2008.  Pursuant to the terms of the Kramer Agreement, Ms. Kramer agrees to cooperate with NitroMed following her separation from the company in order to assist NitroMed in any matter relating to her services to the company or in the defense or prosecution of any claims or actions.  Pursuant to the terms of the Kramer Agreement, Ms. Kramer also provides NitroMed with a complete waiver and release of all claims against NitroMed.

The form of change in control agreement referenced above for Ms. Kramer was filed as an exhibit to NitroMed’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and is incorporated by this reference.  A form of an amendment to the form of change in control agreement for Ms. Kramer was filed as an exhibit to NitroMed’s Current Report on Form 8-K on August 22, 2006 and is incorporated by this reference.

A copy of the Kramer Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.  The foregoing description of the Kramer Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Gerald W. Bruce

As part of the Restructuring Plan, Gerald W. Bruce, NitroMed’s Senior Vice President of Commercial Operations, will relinquish his responsibilities on March 15, 2008.

Manuel Worcel, M.D.

On January 17, 2008, Manuel Worcel, M.D. relinquished his responsibilities as NitroMed’s Chief Medical Officer.  Dr. Worcel has agreed to consult for NitroMed on an as-needed basis.

Item 8.01.  Other Events.

On January 15, 2008, NitroMed issued a press release reporting on the results of the company’s meeting with the U.S. Food and Drug Administration regarding the development plan for BiDil XR.  The press release also announced the implementation of a restructuring plan that will eliminate approximately seventy positions within a month, reducing headcount from approximately ninety to twenty, with additional reductions in headcount anticipated over the next several months.  NitroMed announced in the press release that the company is discontinuing active promotional activities for BiDil, although NitroMed intends to keep BiDil available and on the market for patients.  In addition, the press release announced that NitroMed had engaged Cowen and Company, an investment banking firm, to advise NitroMed on strategic alternatives.  The full text of NitroMed’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

                (d)           Exhibits

Exhibit No.	Description
10.1	Retention Agreement, dated as of January 15, 2008, between NitroMed, Inc. and Kenneth M. Bate
10.2	Retention Agreement, dated as of January 15, 2008, between NitroMed, Inc. and James G. Ham, III
10.3	Retention and Separation Agreement, dated as of January 17, 2008, between NitroMed, Inc. and Jane A. Kramer
99.1	Press Release issued by NitroMed, Inc. on January 15, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.

Date: January 17, 2008	By:	/s/ James G. Ham, III
James G. Ham, III
Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, dated as of January 15, 2008, between NitroMed, Inc. and Kenneth M. Bate

10.2	Retention Agreement, dated as of January 15, 2008, between NitroMed, Inc. and James G. Ham, III

10.3	Retention and Separation Agreement, dated as of January 17, 2008, between NitroMed, Inc. and Jane A. Kramer

99.1	Press release issued by NitroMed, Inc. on January 15, 2008